Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Texas Competitive Electric Holdings Company LLC

and TCEH Finance, Inc. Price Private Placement of

$350 million of 15% Senior Secured Second Lien Notes

DALLAS – October 15, 2010 – Texas Competitive Electric Holdings Company LLC (“TCEH”) and TCEH Finance, Inc. (together with TCEH, the “Issuer”), both indirect wholly-owned subsidiaries of Energy Future Holdings Corp. (“EFH Corp.”), announced today that they have priced a private offering of $350 million principal amount of 15% Senior Secured Second Lien Notes due 2021, Series B (the “New Notes”). The offering is expected to close on or about October 20, 2010, subject to customary closing conditions. The Issuer intends to use the net proceeds from the offering for the payment, repayment or prepayment of term loans under TCEH’s Credit Agreement, dated as of October 10, 2007, as amended, and/or the repurchase of principal amounts outstanding of the Issuer’s 10.25% Senior Notes due 2015, 10.25% Senior Notes due 2015, Series B and 10.50%/11.25% Senior Toggle Notes due 2016 (collectively, the “TCEH 2015/2016 Notes”), which may include repurchases of TCEH 2015/2016 Notes in connection with this offering, including from certain of the initial purchasers.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The securities to be offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The securities will be offered inside the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. This notice is being issued pursuant to Rule 135c under the Securities Act.

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About EFH Corp.

EFH Corp. is a Dallas-based holding company engaged in competitive and regulated energy market activities, primarily in Texas. Its portfolio of competitive businesses consists primarily of TXU Energy, a retail electricity provider with more than 2 million customers in Texas, and Luminant, which is engaged largely in power generation and related mining activities, wholesale power marketing and energy trading. Luminant has 18,300 MW of generation capacity in Texas, including 2,300 MW fueled by nuclear power and 8,000 MW fueled by coal. Luminant is also the largest purchaser of wind-generated electricity in Texas and the fifth largest in the United States. EFH Corp.’s regulated operations consist of Oncor, which operates the largest electricity distribution and transmission system in Texas with more than three million delivery points, 102,000 miles of distribution conductors and 15,000 miles of transmission lines. While EFH Corp. indirectly owns approximately 80 percent of Oncor, the management of Oncor reports to a separate board with a majority of directors that are independent from EFH Corp.

Forward Looking Statements

This press release contains forward-looking statements, which are subject to various risks and uncertainties that could cause actual results to differ materially from management’s current projections, forecasts, estimates and expectations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Issuer expects or anticipates to occur in the future, including the planned use of the proceeds from the proposed offering, are forward-looking statements. Although the Issuer believes that in making any such forward-looking statement its expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors in the preliminary offering memorandum for the offering and Energy Future Competitive Holdings Company’s reports filed with the U.S. Securities and Exchange Commission (including the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Forward-Looking Statements” contained therein) that are incorporated by reference into such preliminary offering memorandum.

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Investor Relations:	Corporate Communications:
Rima Hyder 214.812.5090	Lisa Singleton 214.812.5049

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